Exhibit 99.1

Contact:
Kearstin Patterson
Director, Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics Submits First Two PMA Modules to FDA

Company Receives ISO 9001 Certification and ISO 13485 Recertification

Franklin, Tenn. – June 17, 2009 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) today announced it has submitted both the pre-clinical pharmacology/toxicology and quality/manufacturing modules of its Premarket Approval (PMA) application for marketing of Augment Bone Graft in the U.S.  These are two of the three parts, or modules, required for a complete PMA application to the FDA.  The Company intends to file the third and final module, containing the clinical data, in the fourth quarter of 2009.

A modular submission breaks the PMA document into three sections or "modules" filed at different times that together become a complete application.  The modular approach allows the applicant to potentially resolve any concerns noted by FDA earlier than would occur with a traditional PMA application, and may ultimately shorten the review and approval timeline.

“The submission of the first two PMA modules is a significant accomplishment for BioMimetic,” commented Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics.  “These submissions allow FDA to begin their review of these modules well in advance of receiving the final clinical data later this year. We believe this modular strategy will facilitate the most efficient and timely review and ultimate FDA approval of Augment Bone Graft for orthopedic applications.”

The Company also announced today it has achieved a new ISO 9001:2008 certification and ISO 13485:2003 recertification.  These certifications are maintained by the International Organization of Standardization, which is the world's largest developer and publisher of international industrial and commercial standards for business. Companies that achieve these certifications are recognized within the medical device industry and by international regulatory bodies as operating at the highest standards of quality. This certification provides external objective evidence and recognition of leading management systems, achievement of continual high quality standards and customer satisfaction.

“BioMimetic achieved certification to the new 2008 version of ISO 9001, as opposed to the prior 2000 version, six months ahead of schedule,” indicated John McKay, vice president of quality and environmental, health and safety for BioMimetic Therapeutics. “The Company is one of the first in the United States to achieve the new ISO 9001:2008 certification.”

Additionally, the Company received ISO 13485:2003 recertification, which represents the requirements that medical device manufacturers must incorporate into their management systems.  The certification emphasizes meeting regulatory as well as customer requirements, risk management and maintaining effective processes specific to the safe design, manufacture and distribution of medical devices.

About BioMimetic Therapeutics
BioMimetic Therapeutics, Inc. is developing and commercializing regenerative protein-device combination products for the healing of musculoskeletal injuries and disease, including orthopedic, spine and sports injury applications.  BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration following completion of human clinical trials, which demonstrated the safety and efficacy of the rhPDGF-BB platform technology.  Additionally, the Company has both completed and ongoing clinical trials with its product candidates Augment and Augment Injectable in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  BioMimetic's previously approved product and lead product candidates all combine recombinant protein therapeutics (rhPDGF-BB) with tissue specific scaffolds to actively stimulate tissue healing and regeneration.

GEM 21S is the registered trademark of Luitpold Pharmaceuticals, Inc., who now owns and markets that product.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the current intent and expectations of the management of BioMimetic.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission.  Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.